                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material pursuant to 240.14a-11(c) or 240.14a-12

                            WOODWARD GOVERNOR COMPANY
                (Name of Registrant as Specified In Its Charter)

                      CAROL J. MANNING, CORPORATE SECRETARY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ x ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
         1)  Title of each class of securities to which transaction applies:
         2)  Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)  Proposed maximum aggregate value of transaction:
         5)  Total fee paid:

[   ] Fee paid previously with preliminary materials.

[    ]   Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

December 6, 2001





Dear Shareholder Member:

You are cordially invited to attend the Company's annual meeting at 10:00 a.m., local time, on Wednesday, January 23, 2002 in the Auditorium of our Rockford, Illinois, plant. Registration for the meeting will be in the Atrium located at the rear of the plant. We invite you to join members of our management team for an informal social period from 9:00 a.m. to 9:45 a.m. The formal meeting will begin promptly at 10:00 a.m.

Parking is available directly behind the plant. A map is enclosed with this notice.

Please complete and return your proxy card or vote via telephone or the Internet as soon as possible whether or not you plan to attend.

Sincerely yours,

WOODWARD GOVERNOR COMPANY




John A. Halbrook
Chairman, Board of Directors

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JANUARY 23,2002




The annual meeting of the shareholder members of Woodward Governor Company will be held in the Company's Auditorium, 5001 North Second Street, Rockford, Illinois, on Wednesday, January 23, 2002, at 10:00 a.m., local time. At the meeting we will:

         1.       Elect three directors to serve for a term of three years each;
         2. Consider and act upon a proposal to adopt the Woodward Governor Company 2002 Stock Option Plan, which constitutes an amendment and restatement of the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan; and
         3. Transact other business that properly comes before the meeting.

Shareholders who owned Woodward stock at the close of business on November 26, 2001 are entitled to vote at the meeting.

We look forward to seeing you at the meeting.

Sincerely,



Carol J. Manning
Corporate Secretary


December 6, 2001







                             YOUR VOTE IS IMPORTANT
Even if you plan to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope, or vote via telephone or the Internet as soon as possible. Prompt response is helpful and your cooperation will be appreciated.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, JANUARY 23, 2002


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Our Board of Directors is soliciting your proxy to vote at our annual meeting of shareholder members (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing this proxy statement and the enclosed proxy card on or about December 6, 2001 to all shareholders entitled to vote. The Woodward Governor Company Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting:

         Date:   January 23, 2002
         Time:   10:00 a.m.
         Place:  5001 North Second Street
                 Rockford, Illinois


RECORD DATE INFORMATION

Shareholders who owned Woodward common stock at the close of business on the record date, November 26, 2001, are entitled to vote at the meeting. As of the record date, there were 11,322,400 shares outstanding.

Each share of Woodward common stock that you own entitles you to one vote, except for the election of directors. Since three directors are standing for election, you will be entitled to three director votes for each share of stock you own. Of this total, you may choose how many votes you wish to cast for each director.


VOTING YOUR PROXY

Woodward offers shareholders the opportunity to vote by mail, by telephone or via the Internet. Instructions to use these methods are set forth on the enclosed proxy card.

If you vote by telephone or via the Internet, please have your proxy or voting instruction card available. The control number appearing on your card is necessary to verify your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail. Voting by telephone and via the Internet are valid proxy voting methods under Delaware law and Woodward Bylaws.

If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

         "FOR" the election of the Board's nominees to the Board of Directors; and "FOR" the proposal to adopt the Woodward Governor Company 2002 Stock Option Plan.

If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.


REVOKING YOUR PROXY

You may revoke your proxy by:

          o    sending in another signed proxy card with a later date,
          o notifying our Secretary in writing before the meeting that you have revoked your proxy, or
          o    voting in person at the meeting.


GIVING YOUR PROXY TO SOMEONE OTHER THAN INDIVIDUALS DESIGNATED ON THE CARD

If you want to give your written proxy to someone other than individuals named on the proxy card:

          o cross out individuals named and insert the name of the individual you are authorizing to vote, or
          o provide a written authorization to the individual you are authorizing to vote along with your proxy card.


QUORUM REQUIREMENT

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he or she is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.


VOTE NECESSARY FOR ACTION

Directors are elected by a plurality vote of shares present at the meeting, meaning that the three director nominees receiving the most votes will be elected.

Other action is by an affirmative vote of the majority of shares present at the meeting. Abstentions and broker non-votes will be treated as unvoted in matters other than director elections.


                               BOARD OF DIRECTORS

STRUCTURE

Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

Directors elected at the 2002 Annual Meeting of Shareholders will hold office for a three-year term expiring in 2005 or when their successors are elected. Other directors are not up for election at this meeting and will continue in office for the remainder of their terms.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS UP FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING IN 2005:

          o John A. Halbrook, 56, is Chairman and Chief Executive Officer of the Company. Other directorships: AMCORE Financial, Inc. Mr. Halbrook has been a director of the Company since 1991.

          o Rodney O'Neal, 48, is Executive Vice President of Delphi Automotive Systems, a supplier of automotive interior systems and President of the Safety, Thermal & Electrical Architecture Sector. Mr. O'Neal has been a director of the Company since 1999.

          o Michael T. Yonker, 59, is retired President and Chief Executive Officer of Portec, Inc., which had operations in the construction equipment, materials handling and railroad products industries. Other directorships: Modine Manufacturing Company, Inc. and Geneva Steel Corporation. Mr. Yonker has been a director of the Company since 1993.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PRESENTED IN PROPOSAL 1.


DIRECTORS REMAINING IN OFFICE UNTIL 2004:

          o Vern H. Cassens, 69, is retired Senior Vice President and Chief Financial Officer of the Company. Mr. Cassens has been a director of the Company since 1977.

          o Thomas W. Heenan, 70, is a retired partner in the law firm of Chapman and Cutler. Mr. Heenan has been a director of the Company since 1986.

          o Michael H. Joyce, 61, is President and Chief Operating Officer of Twin Disc, Incorporated, a designer and manufacturer of heavy-duty transmission equipment. Other directorships: Twin Disc, Incorporated and The Oilgear Company. Mr. Joyce has been a director of the Company since 2000.

          o Lou L. Pai, 54, Private Investor. Mr. Pai served as Chairman and Chief Executive Officer of Enron Xcelertor, a developer of new business opportunities, from February 2001 to June 2001; as Chairman of The New Power Company, a provider of energy to residential users, from September 2000 to August 2001; as Chairman and Chief Executive Officer of Enron Energy Services, a provider of energy outsource solutions, from January 1997 to January 2001 and as President and Chief Operating Officer of Enron Capital and Trade Resources from January 1995 to January 1997. Other directorships: The New Power Company. Mr. Pai has been a director of the Company since 1999.

DIRECTORS REMAINING IN OFFICE UNTIL 2003:

          o J. Grant Beadle, 68, is retired Chairman and Chief Executive Officer of Union Special Corporation, a manufacturer of industrial sewing machines. Other directorships: William Blair Mutual Funds, Inc., and each of the eleven related mutual funds. Mr. Beadle has been a director of the Company since 1988.

          o Paul Donovan, 54, is Senior Vice President and Chief Financial Officer of Wisconsin Energy Corporation, a holding company with subsidiaries in utility and non-utility businesses, including electric and natural gas energy services, pump manufacturing, waste-to-energy and real estate businesses. Other directorships: AMCORE Financial, Inc. and Solutia, Inc. Mr. Donovan has been a director of the Company since 2000.

          o Lawrence E. Gloyd, 69, is Chairman Emeritus and retired Chairman and Chief Executive Officer of CLARCOR Inc., a manufacturer of filtration and consumer packaging products. Other directorships:
               AMCORE Financial, Inc., CLARCOR Inc., Genlyte Thomas Group LLC and Thomas Industries, Inc. Mr. Gloyd has been a director of the Company since 1994.

          o J. Peter Jeffrey, 68, is retired Vice President of Development at Father Flanagan's Boys' Home. Mr. Jeffrey has been a director of the Company since 1981.


BOARD MEETINGS AND COMMITTEES

The Board of Directors met five times during 2001; all directors attended more than 75% of the aggregate of the total meetings of the Board of Directors and all committees of the Board on which they served except for Messrs. O'Neal and Pai.

         AUDIT COMMITTEE

               J. Peter Jeffrey, chairman
               J. Grant Beadle
               Vern H. Cassens
               Paul Donovan
               Thomas W. Heenan
               Michael T. Yonker

The Audit Committee oversees and monitors management's and the independent public accountants' participation in the financial reporting process. The Committee operates under a Charter, which was attached to the proxy statement for the annual meeting of shareholders held January 24, 2001, that more fully describes the responsibilities of the Committee. Consistent with Nasdaq's independent director and Audit Committee listing standards, and in accordance with the Committee charter, all members of the Audit Committee are independent directors. The Committee held three meetings during 2001.

         COMPENSATION COMMITTEE

               Michael T. Yonker, chairman
               J. Grant Beadle
               Paul Donovan
               Lawrence E. Gloyd
               Thomas W. Heenan
               Rodney O'Neal

The Compensation Committee recommends the base compensation of Woodward's officers and key personnel, and evaluates the performance of and reviews the results of the annual member evaluation for those individuals. The Committee administers the Company's Long-Term Incentive Compensation Plan, determining and taking all action, including granting of all incentives to eligible worker members, in accordance with the terms of the Plan. The Committee held three meetings during 2001.

         EXECUTIVE COMMITTEE

               John A. Halbrook, chairman
               J. Grant Beadle
               Lawrence E. Gloyd
               Thomas W. Heenan

               Michael T. Yonker

The Executive Committee exercises all the powers and authority of the Board of Directors in the management of the business when the Board is not in session and when in the opinion of the Chairman the matter should not be postponed until the next scheduled Board meeting. The Committee may declare cash dividends. The Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation or recommending the sale, lease or exchange of substantially all of Woodward's assets. The Committee held one meeting during 2001.

         SELECTION COMMITTEE

               J. Grant Beadle, chairman
               John A. Halbrook
               Thomas W. Heenan
               Michael H. Joyce
               Lou L. Pai

The Selection Committee recommends qualified individuals to fill any vacancies on the Board. The Committee held two meetings during 2001.

No procedures have been established for the Selection Committee to consider nominees recommended by shareholder members.

In addition to the above standing committees, the Board of Directors has appointed Mr. Gloyd as a "Lead Director." The Lead Director chairs a separate meeting of the outside directors prior to each regularly scheduled Board meeting. Topics discussed are at the discretion of the outside directors. The Lead Director then meets with the Chairman and Chief Executive Officer to discuss the minutes of such meetings.

All actions by committees are reported to the Board at the next scheduled meeting and are subject to approval and revision by the Board. No legal rights of third parties may be affected by Board revisions.


DIRECTOR QUALIFICATIONS

The Company's Bylaws provide that:

          o each director shall retire on September 30th following his seventieth birthday unless approved otherwise by the Board,
          o no person may serve as a director unless he or she agrees to be guided by the philosophy and concepts expressed in our Constitution, and
          o Woodward must receive adequate notice regarding nominees for directors. A copy of the notice requirement in Section 2.8 is attached as Exhibit A.


DIRECTOR COMPENSATION

We do not pay directors who are also Woodward officers additional compensation for their service as directors. In 2001, compensation for non-employee directors included the following:

          o    a monthly retainer of $2,000
          o Board and Committee members receive $1,000 for each meeting attended
          o Committee chairmen receive $1,500 for each Committee meeting attended
          o Lead Director receives $1,500 for each meeting of the outside directors
          o    expenses of attending Board and Committee meetings

          o award of options to purchase 1,000 shares of Woodward Governor Company common stock

Pursuant to Outside Director Stock Purchase Agreements entered into by Mr. Donovan and Mr. Joyce, we sold 1,501 shares and 2,792 shares, respectively, of Treasury Stock at the closing price on the dates of purchase. In payment of the purchase price, non-interest bearing notes were signed and will be repaid by application of each director's monthly retainer. The amount of indebtedness outstanding during the year and the amount outstanding at November 26, 2001: Mr. Donovan, $110,983/$87,433 and Mr. Joyce, $110,982/$87,282.



                          SHARE OWNERSHIP OF MANAGEMENT

The following table shows how much Woodward stock is owned, as of November 26, 2001, by each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

                                                OWNERSHIP OF COMMON STOCK
                                             -----------------------------
         NAME                                  NUMBER             PERCENT
         -------------------                 -----------        -----------
         J. Grant Beadle                       6,956 (2)            0.06
         Stephen P. Carter                    79,839 (1)            0.71
         Vern H. Cassens                      78,050 (1)(2)         0.69
         Paul Donovan                          2,502 (2)            0.02
         Ronald E. Fulkrod                    36,307 (1)            0.32
         Thomas A. Gendron                    41,136 (1)            0.36
         Lawrence E. Gloyd                     7,292 (2)            0.06
         John A. Halbrook                    256,337 (1)            2.26
         Thomas W. Heenan                     19,836 (2)            0.18
         J. Peter Jeffrey                      7,524 (2)            0.07
         Michael H. Joyce                      3,792 (2)            0.03
         Rodney O'Neal                         5,553 (2)            0.05
         Lou L. Pai                            5,496 (2)            0.05
         C. Phillip Turner                   109,614 (1)            0.97
         Michael T. Yonker                     7,036 (2)            0.06
         All directors and executive
          officers as a group                675,444 (1)            5.97


         (1) Includes the maximum number of shares which might be deemed to be beneficially owned under rules of the Securities and Exchange Commission. Includes options to purchase shares of Common Stock as follows: Mr. Carter 75,210; Mr. Cassens 34,080; Mr. Fulkrod 24,832; Mr. Gendron 38,074; Mr. Halbrook 241,575; and Mr. Turner 77,158. Also includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Member Investment and Stock Ownership Plan. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.
         (2) Includes options to purchase 1,000 shares of Common Stock granted under the Long-Term Incentive Compensation Plan to members of the Board of Directors who are not also worker members.

SHARE OWNERSHIP GUIDELINES

In 1998 the Board of Directors established share ownership guidelines for executive officers and non-employee directors to align their interests and objectives with the Company's shareholders. These guidelines require that executive officers own shares with a value ranging from a minimum of two times annual salary for officers at the level of vice president to a minimum of four times annual salary for the Company's Chairman and Chief Executive Officer. The guidelines also require that non-employee directors own shares with a value equal to five times annual retainer.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of our records, all reports required to be filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") were filed on a timely basis.


             PERSONS OWNING MORE THAN FIVE PERCENT OF WOODWARD STOCK
                            (AS OF NOVEMBER 26, 2001)

                                                 OWNERSHIP OF COMMON STOCK
                                                ---------------------------
         PRINCIPAL HOLDERS                        NUMBER          PERCENT
         --------------------------             ------------     ----------
         Woodward Governor Company
         Profit Sharing Trust
         5001 North Second Street
         Rockford, Illinois 61125-7001          1,770,440 (1)      15.64%

         T. Rowe Price Associates, Inc.
         100 East Pratt Street
         Baltimore, Maryland 21202                706,500 (2)       6.24%

(1) Shares owned by the Woodward Governor Company Profit Sharing Trust are held in its Member Investment and Stock Ownership Plan (the "Plan"). Vanguard Fiduciary Trust serves as Trustee of the Profit Sharing Trust. Of the total shares held in the Profit Sharing Trust, 1,634,953 shares of Common Stock are allocated to participant accounts and the rest of the shares will be allocated to participants as the principal and interest on the current outstanding loan to the Plan are repaid. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received. The remaining shares in the Plan are voted by the Trustee as directed by the Plan's Administrative Committee. In the event of a tender or exchange offer, participants have the right individually to decide whether to tender or exchange shares in their account. The Plan directs the Trustee to tender or exchange all allocated shares for which no timely instructions are received in the same proportion as the allocated shares with respect to which it does receive directions. The remaining unallocated shares are tendered or exchanged by the Trustee as directed by the Plan's Administrative Committee.

(2) T. Rowe Price Associates, Inc. has advised the Company that it has sole dispositive power for the entire holding of 706,500 shares and has sole voting power for 219,800 shares. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

                            COMMON STOCK PERFORMANCE

The following Performance Graph compares Woodward's cumulative total return on its Common Stock for a five-year period (years ended September 30, 1997 to September 30, 2001) with the cumulative total return of the S&P SmallCap 600 Index and the S&P Manufacturing Diversified Index.

                          TOTAL RETURN TO SHAREHOLDERS


                         (INSERT PERFORMANCE GRAPH HERE)

                            Starting
                              Basis
DESCRIPTION                   1996     1997     1998     1999     2000     2001
-----------                  ------    ----     ----     -----    ----     ----
Woodward Governor Company   $100.00  $153.32  $104.07  $117.27  $216.82  $239.69

S&P SmallCap 600            $100.00  $136.97  $111.39  $130.93  $162.58  $145.32

S&P Manufacturing Div       $100.00  $139.21  $125.51  $196.72  $194.48  $174.63

The graph assumes that the value of the investment in Woodward's Common Stock and each index was $100 on September 30, 1996 and that all dividends were reinvested.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 The goal of the Compensation Committee (the "Committee") is to establish and administer a compensation program that will (1) offer competitive compensation to attract, retain and motivate a high-quality senior management team and (2) link total annual cash compensation to individual performance. The Committee believes proper administration of such a program will result in development of a management team that embraces the best long-term interests of Woodward and its shareholders.

To accomplish this goal, the Committee, comprised entirely of independent directors who are not worker members, structures total compensation packages comprised of base salary, short-term and long-term incentive compensation, and stock options.

Market-based compensation recognizes experience and competence level as determined through salary surveys; this process establishes base salary and target incentive (variable) compensation for the individual. Woodward's stock performance is not specifically considered in determining base salary or any incentive compensation.

COMPENSATION STRUCTURE AND COMPONENTS

          o individuals are assigned to salary grade ranges based upon their position
          o base salary is set within the range based upon actual job responsibilities, performance and experience in the job
          o annual incentive compensation targets of at least 15%, but not more than 70% of base salary are established
          o    incentive compensation targets are tied to salary grade

BASE SALARY

Base salary and annual rate adjustments are based on individual performance, experience, responsibilities, management and leadership abilities, and executive compensation reviews prepared by outside compensation consultants.


ANNUAL INCENTIVE COMPENSATION

Annual cash incentives are based on overall financial performance of the Company or individual groups or operating units, achievement of short-term objectives, and direct individual performance. If certain minimum target results are not achieved, no annual incentive will be paid. If targeted levels are attained, annual incentive levels range from 15% to 70% of base salary. Participants have an opportunity to significantly increase their annual incentive compensation above targeted levels for outstanding performance.

STOCK OPTIONS

The Woodward Governor Company 1996 Long-Term Incentive Compensation Plan (the "Stock Option Plan") was established to further Woodward's long-term growth and profitability by offering long-term incentives to certain key management worker members and directors who are not worker members. By providing an equity position in the Company, the Compensation Committee believes that participants' interests will be better aligned with those of the Company's shareholders.

The Stock Option Plan authorizes awards of both incentive and nonqualified stock options to worker members and nonqualified stock options to directors who are not worker members. Management makes recommendations to the Committee on the size of grant, if any, for each participant. The option price of the shares is determined at the date of the grant and will not be less than the fair market value as quoted on the Nasdaq National Market on that date.

In fiscal 2001, 30 worker members and 10 directors who are not worker members participated in the Plan.


LONG-TERM MANAGEMENT INCENTIVE COMPENSATION PLAN

In fiscal 2000, the Company established a long-term performance-based compensation plan. Eligibility is limited to a few top-level executives as determined by the Compensation Committee, currently five individuals. The Committee sets long-term performance goals and confirms attainment or lack thereof. The performance goals are established to encourage consistent, sustainable growth and are measured over one initial two-year cycle, which was completed on September 30, 2001, and then over three-year cycles.

Long-term cash award opportunities are determined at the beginning of each performance cycle and are based on goals associated with:

          o    average annual growth in earnings per share
          o    average annual return on invested assets

A target award is established for each eligible executive based upon salary grade ranging from 40% to 50% of base salary. A threshold level of performance is established below which the executive receives no incentive award. Once threshold performance is achieved the executive receives a minimum award equal to 5% to 10% of the target award. Above threshold performance the award increases proportionally until target performance is achieved. The award opportunity continues to increase for above-target performance to a practical maximum of 200% of the target award.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Mr. Halbrook's base salary of $475,433 was determined in the same manner as for all other executive officers. For fiscal 2001, Mr. Halbrook was awarded incentive compensation in the amount of $582,870. This award was entirely based on total Company performance as measured by shareholder value created which was calculated or measured by improvements in earnings and in utilization of receivables, inventories and capital assets.

Under the Stock Option Plan, Mr. Halbrook was granted options in fiscal year 2002 to purchase 50,000 shares of Woodward Governor Company Common Stock.

Mr. Halbrook also participates in the Long-Term Management Incentive Compensation Plan. Mr. Halbrook received $403,830 for the two-year period ended at September 30, 2001. The amount of future incentive awards will be determined at the end of each subsequent three-year period based on achievement of performance goals.


Compensation Committee:     Michael T. Yonker, Chairman
                            J. Grant Beadle
                            Paul Donovan
                            Lawrence E. Gloyd
                            Thomas W. Heenan
                            Rodney O'Neal


                             EXECUTIVE COMPENSATION

The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation paid to John A. Halbrook, Woodward's Chairman and Chief Executive Officer, and to each of the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                         Compensation
                                                                                         ------------
                                             Annual Compensation                     Awards         Payouts
                                             -------------------                     ------         -------
                                                                        Other       Securities       LTIP
                                                                       Annual       Underlying      Payouts      All Other
Name and Principal Position    Year       Salary       Bonus (1)  Compensation (2)  Options (#)     $  (3)
---------------------------    ----       ------       ---------  ----------------  -----------     ------
  Compensation (4)
  ----------------
John A. Halbrook               2001      $475,433      $582,870          --            40,000      $403,830      $ 53,439
Chairman and Chief             2000       447,431       471,135          --            35,000          --          49,988
Executive Officer              1999       415,506       696,226          --            50,000          --          46,316


Thomas A. Gendron              2001       245,975       262,293          --            13,000       125,258        29,312
Vice President                 2000       168,251       167,765          --             8,000          --          20,658
Industrial Controls            1999       133,975        81,198          --             9,000          --          18,036


C. Phillip Turner              2001       241,631       398,021          --             5,000       167,184        35,266
Vice President                 2000       231,544        46,167          --            15,000          --          33,649
Aircraft Engine Systems        1999       214,994       219,519          --            20,000          --          31,675


Ronald E. Fulkrod              2001       229,970       162,350          --            13,000       121,277        34,981
Vice President                 2000       167,094       162,432          --             8,000          --          25,432
                               1999       136,000        68,250          --             5,000          --          20,771


Stephen P. Carter              2001       217,664       230,000          --            10,000       150,480        26,879
Vice President, Chief          2000       208,283       138,515          --            13,000          --          25,641
Financial Officer              1999       190,008       233,484          --            18,000          --          23,996
and Treasurer


 (1) Includes annual incentive compensation as well as amounts deferred pursuant to the Executive Benefit Plan.

 (2) No executive officer received personal benefits valued at more than either 10% of cash compensation or $50,000.

 (3) Amounts paid under the Long-Term Management Incentive Compensation Plan for the performance period cycle ended September 30, 2001.

 (4) Company contributions to the Member Investment and Stock Ownership Plan, Retirement Income Plan and Unfunded Deferred Compensation Plans are as follows:

                   MEMBER INVESTMENT AND STOCK OWNERSHIP PLAN

                   OFFICER          2001      2000      1999
                  ------------------------------------------
                  Halbrook       $13,750   $13,750   $13,000
                  Gendron         14,208    13,058    12,095
                  Turner          13,909    13,877    13,524
                  Fulkrod         15,191    13,052    10,789
                  Carter          13,947    13,917    13,563

                             RETIREMENT INCOME PLAN

                   OFFICER          2001      2000      1999
                  ------------------------------------------
                  Halbrook       $ 9,350   $ 9,180   $ 8,480
                  Gendron          8,160     7,599     5,941
                  Turner          13,260    13,090    12,160
                  Fulkrod         13,260    12,380     9,983
                  Carter           8,840     8,670     8,000

                      UNFUNDED DEFERRED COMPENSATION PLANS

                   OFFICER          2001      2000      1999
                  ------------------------------------------
                  Halbrook       $30,339   $27,058   $24,836
                  Gendron          6,944         0         0
                  Turner           8,096     6,682     5,992
                  Fulkrod          6,530         0         0
                  Carter           4,092     3,055     2,343

Under a plan closed in 1971, Mr. Fulkrod and Mr. Turner are eligible for an annual benefit of $283 at normal retirement.

TRANSITIONAL COMPENSATION AGREEMENTS

In September 1999, Woodward approved transitional compensation agreements with Messrs. Halbrook, Carter and Turner that become operative only upon a change in control or other specified event. For purposes of these agreements, a change in control occurs if:

         o any person, entity, or group (with certain exceptions) becomes the beneficial owner of 15% or more of the outstanding shares of Woodward common stock; or
         o there is a change in a majority of the Board during any two-year period other than by election or nomination by a vote of two-thirds of the Board members as of the beginning of the period; or Woodward's shareholders approve a merger, consolidation, sale of assets or share exchange resulting in our shareholders owning less than 51% of the combined voting power of the surviving corporation following the transaction; or
         o        our shareholders approve a liquidation or dissolution.

Following a change in control, Woodward will continue to employ the executive for a maximum period of two years in substantially the same position, for substantially the same compensation and benefits. If the executive's employment is terminated by Woodward (other than for cause or due to death or disability), or the executive terminates with good reason (as defined in the agreement), he or she receives an amount (payable in a lump sum) equal to 300% of each of (1) the executive's annual base salary, (2) highest annual bonus in the last three years, and (3) the sum of the Member Investment and Stock Ownership Plan, Retirement Income Plan and Unfunded Deferred Compensation Plan annual contributions made or credited for the benefit of the executive. Member benefits shall be continued at Woodward's expense for a period of three years after the date of termination. Outplacement services will be provided at Woodward's expense as well as tax preparation services for the executive's taxable year in which the termination occurred.

If the benefits and amount payable to the executives are subject to federal excise tax, the executive officers will also be entitled to receive an additional payment so that they will receive (on a net basis) the same amount that they would have received absent the applicability of the excise tax.

                                  STOCK OPTIONS

The following table shows stock options granted during 2001 under the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan to the individuals named in the Summary Compensation Table:



                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS


                                                                                    Potential Realizable Value
                            Number of    % of Total                                 at Assumed Annual Rates of
                            Securities   Options                                    Stock Price Appreciation
                            Underlying   Granted to                                        For Option Term (3)
                            Options      Employees                                  --------------------------
                            Granted      in Fiscal     Exercise      Expiration
      Name                    (1)          Year        Price (2)        Date             5%($)              10%($)
----------                  -----        ------        ---------     -------        -------------        -----------

John A. Halbrook            40,000        24.54%       $41.813       11/21/2010       $1,051,839           $2,665,566


Thomas A. Gendron           13,000         7.98%        41.813       11/21/2010          341,848              866,309


C. Phillip Turner            5,000         3.07%        41.813       11/21/2010          131,480              333,196


Ronald E. Fulkrod           13,000         7.98%        41.813       11/21/2010          341,848              866,309


Stephen P. Carter           10,000         6.14%        41.813       11/21/2010          262,960              666,392


(1)      Consists of non-qualified options issued for a ten-year term.

(2) Closing price of Common Stock as reported on the Nasdaq National Market as of the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in 2001 by the individuals named in the Summary Compensation Table and the value of their unexercised options at September 30, 2001.


                                                                          Number of Securities               Value of
                                                                         Underlying Unexercised             Unexercised
                                           Shares                               Options at             In-the-Money Options
                                          Acquired          Value           Fiscal Year-End(#)         at Fiscal Year-End ($)
                                         on Exercise       Realized            Exercisable/                 Exercisable/
Name                                         (#)             ($)               Unexercisable               Unexercisable
-----------------                        -------           -----            ---------------------      -----------------

John A. Halbrook                             0               $0             222,825 / 66,250           $5,146,070 / $887,605

Thomas A. Gendron                            0                0              32,824 / 19,000              754,746 /  228,481

C. Phillip Turner                            0                0              72,158 / 16,250            1,672,718 /  299,810

Ronald E. Fulkrod                            0                0              19,582 / 19,000              498,906 /  228,481

Stephen P. Carter                            0                0              69,460 / 19,750            1,536,888 /  297,445



             LONG-TERM MANAGEMENT INCENTIVE COMPENSATION PLAN AWARDS

See "Compensation Committee Report on Executive Compensation" for a description of the Long-Term Management Incentive Compensation Plan (LTMIC). The following table shows, for the named executive officers, the calculated future payouts, if any, under the LTMIC for the three-year performance cycle which began in fiscal year 2001. Threshold amounts are the minimum amounts payable under the LTMIC provided that the minimum level of performance is achieved with respect to the pre-established performance objectives, measured in terms of the Company's cumulative earnings per share and return on average invested assets for the cycle. If such performance is not achieved, amounts will be zero.


               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR



                                    NUMBER OF    PERFORMANCE OR
                                     SHARES,      OTHER PERIOD                  ESTIMATED FUTURE PAYOUTS UNDER
                                    UNITS, OR        UNTIL                       NON-STOCK PRICE-BASED PLANS
                                     OTHER       MATURATION OR            ---------------------------------------
Name                                Rights           Payout               Threshold           Target           Maximum
------------                        ------       ------------             ---------           ------           -------

John A. Halbrook                       -             3 Years                $20,192            $224,350         $448,700
Thomas A. Gendron                      -             3 Years                  6,263              69,588          139,176
C. Phillip Turner                      -             3 Years                  8,359              92,880          185,760
Ronald E. Fulkrod                      -             3 Years                  6,064              67,376          134,752
Stephen P. Carter                      -             3 Years                  7,524              83,600          167,200


Amounts shown in this table were calculated using the salaries for the named executive officers in the LTMIC as of the beginning of the performance period October 1, 2000 through September 30, 2003.

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS


AUDIT COMMITTEE REPORT

We recommended to the Board of Directors that the consolidated balance sheets of the Company at September 30, 2001 and 2000, and the related statements of consolidated earnings, shareholders' equity and cash flows of the Company for each of the three years ended September 30, 2001, be included in the Company's Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission for the year ended September 30, 2001. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with PricewaterhouseCoopers LLP, the independent public accountants who audited the financial statements.

We discussed with PricewaterhouseCoopers LLP the matters required to be discussed under Statement of Auditing Standards No. 61. We also discussed with PricewaterhouseCoopers LLP their independence and received from them the written disclosures and the letter required by Independence Standards Board Standard No. 1.

Audit Committee:  J. Peter Jeffrey, chairman
                  J. Grant Beadle
                  Vern H. Cassens
                  Paul Donovan
                  Thomas W. Heenan
                  Michael T. Yonker

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

Fees paid to PricewaterhouseCoopers LLP in fiscal 2001 totaled $630,000 for the audit of the Company's financial statements and $550,000 for all other professional services. No fees were paid to PricewaterhouseCoopers LLP for financial information systems design and implementation services.


              THE WOODWARD GOVERNOR COMPANY 2002 STOCK OPTION PLAN

  PROPOSAL 2 - APPROVAL OF THE WOODWARD GOVERNOR COMPANY 2002 STOCK OPTION PLAN

The Woodward Governor Company 2002 Stock Option Plan (the "Plan") has been established to extend The Woodward Governor Company 1996 Long-Term Incentive Compensation Plan approved by shareholders in January 1996.

 The proposed Plan is intended to stimulate individual efforts on the Company's behalf by both key worker members and members of the Company's Board of Directors (the "Board") who are not also worker members. In order to build a stable and experienced management team, the Company seeks to maintain and strengthen these individuals' desire to remain with the Company. The ultimate goal of the Plan is to encourage those individuals who are and will be responsible for its future growth and continued success to have a greater personal financial investment in the Company through ownership of its Common Stock.

The proposed Plan is set forth in Exhibit B. Key features of the Plan include:

    o    a prohibition against the repricing of stock options;
    o a prohibition against granting options with an exercise price less than the fair market value of Common Stock on the date of grant (no discounts);
    o authorization of 2,100,000 shares (an increase of 791,337 shares over the original 1996 Plan) subject to the Plan (of the 2,100,000 shares authorized, 1,024,359 shares remain available for stock option award);

    o limits on the number of awards that may be granted to any individual under the Plan each year (100,000 for a worker member in any one year; 150,000, aggregate, to members of the Company's Board over the life of the Plan);
    o    limited to award of stock options only; and
    o    vesting period of at least one year for options granted

ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board. The Committee is authorized, subject to the provisions of the Plan, to establish rules and regulations necessary for the proper administration of the Plan. Any decisions made by the Committee will be final and binding.

ELIGIBILITY

Key worker members of the Company, its subsidiaries and its affiliates, and members of the Board who are not regular worker members will be eligible to receive stock option grants in accordance with provisions of the Plan.

OTHER INFORMATION

Upon approval of the Company's shareholders, the Plan will be effective on January 1, 2002 and will terminate on December 31, 2006, unless terminated earlier by the Board of Directors. The Board may amend the Plan as it deems advisable, except that it may not amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation. Worker members who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined in the Plan. No such determinations have yet been made and it is not possible to state the terms of any individual options that may be issued under the Plan or the names or positions of or respective amounts of the allotment to any individuals who may participate.

The Board believes it is in the best long-term interests of both shareholders and worker members of the Company to maintain a progressive stock-based incentive program in order to attract and retain the services of outstanding personnel and to encourage such personnel to have a greater financial investment in the Company. Although the success of the Company over the past five years cannot be attributed solely to the adoption of the 1996 Long-Term Incentive Compensation Plan, the Board firmly believes it may well have contributed to that success.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE WOODWARD GOVERNOR COMPANY 2002 STOCK OPTION PLAN PRESENTED IN PROPOSAL 2.


                         INDEPENDENT PUBLIC ACCOUNTANTS

In 2001, PricewaterhouseCoopers LLP served as Woodward's independent public accountants. The Board intends to reappoint them for the fiscal year ending September 30, 2002. We anticipate a representative from PricewaterhouseCoopers LLP will be present at the annual meeting and available to answer appropriate questions.


                              SHAREHOLDER PROPOSALS

If you want to submit a proposal for possible inclusion in our proxy statement for the 2003 Annual Meeting of Shareholders, you must ensure your proposal is received by us on or before August 8, 2002.

If you intend to present a proposal to shareholders, but do not want it included in the proxy statement, management's proxies for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of your proposal no later than October 22, 2002. Even if we receive proper notice before October 22, 2002, the proxies may still exercise their discretionary authority on the proposal by telling shareholders about the proposal and how they intend to vote on it, unless you solicit proxies for the proposal as required by Rule 14a-4(c)(2) under the Exchange Act.


                                  OTHER MATTERS

Woodward is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail, but also may be made by telephone or in person. The Company has employed Morrow & Company to solicit proxies for the annual meeting from brokers, bank nominees, other institutional holders and certain individual shareholders. The Company has agreed to pay $4,000, plus the out-of-pocket expenses of Morrow & Company, for these services. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

By Order of the Board of Directors

WOODWARD GOVERNOR COMPANY



Carol J. Manning
Corporate Secretary

December 6, 2001

                                                                       EXHIBIT A


               SECTION 2.8 OF THE BYLAWS REQUIRING WRITTEN NOTICE

SECTION 2.8 NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than those made by the Board of Directors shall be made by notice in writing, delivered or mailed by registered or certified United States mail, return receipt requested, postage prepaid, to the Secretary of the Corporation, not less than 20 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the seventh day following the day on which the notice of meeting was mailed to the stockholders. Each such written notice shall contain the following information:

         (a) The name and residence address of the stockholder making the nomination;

         (b) Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

         (c) The signed consent of each nominee to serve as a member of the Board of Directors if elected, and the signed agreement of each nominee that if elected he or she will be guided by the philosophy and concepts of human and industrial association of the Corporation as expressed in its Constitution in connection with the nominee's service as a member of the Board of Directors.

Unless otherwise determined by the Chairman of the Board of Directors or by a majority of the directors then in office, any nomination which is not made in accordance with the foregoing procedure shall be defective, and any votes which may be cast for the defective nominee shall be disregarded.

                                                                       EXHIBIT B


                            WOODWARD GOVERNOR COMPANY
                             2002 STOCK OPTION PLAN
                           (EFFECTIVE JANUARY 1, 2002)



Woodward Governor Company (the "Company") previously established the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan (the "Plan") to further the long-term growth and profitability of the Company by offering long-term incentives in addition to current compensation to certain key management worker members of the Company and to provide such participating worker members with an equity position in the Company to further align their interests with those of the shareholders of the Company. The Plan was amended, April 26, 2001, to extend participation in the Plan to members of the Company's Board of Directors (the "Board") who are not also worker members of the Company. The Plan is intended to stimulate such individuals' efforts on the Company's behalf, maintain and strengthen their desire to remain with the Company, and encourage such individuals to have a greater personal financial investment in the Company through ownership of its Common Stock.

The following provisions constitute an amendment and restatement of the Plan, effective as of January 1, 2002 (the "Effective Date"), which on and after such date shall be known as the "Woodward Governor Company 2002 Stock Option Plan."

1.  PLAN ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board or any successor committee thereto (the "Committee") as determined by the Board. The Committee shall consist of not less than two members of the Board, each of whom shall qualify as a "nonemployee director" within the meaning of Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan, and to make such determinations and to take such action in connection therewith or in relation to the Plan as it deems necessary or advisable. Determinations by the Committee under the Plan including without limitation, determinations of the eligible Participants, the form, amount and timing of Stock Options (as defined in Section 4), the terms and provisions of Stock Options, and the agreements evidencing Stock Options, need not be uniform and may be made selectively among the individuals who receive, or are eligible to receive, Stock Options hereunder, whether or not such individuals are similarly situated. Any determination by the Committee with respect to the terms and provisions of the Plan or any Stock Option agreement shall be final, binding and conclusive on all parties.

2.   ELIGIBILITY

Key management worker members of the Company, its subsidiaries and its affiliates, who meet the common law definition of an employee, whether or not directors of the Company, shall be eligible to participate in the Plan ("Eligible Worker Members") if designated by the Committee. Members of the Board who are not regular worker members shall also be eligible for participation in the Plan if so designated by the Committee or the Board; provided, however, such directors shall not be eligible to receive Incentive Stock Options under the Plan. Eligible Worker Members and members of the Board who are awarded Stock Options under the Plan are referred to as "Participants."

3.   SHARES AVAILABLE FOR STOCK OPTION AWARDS.

(a) SHARES SUBJECT TO ISSUANCE OR TRANSFER. Subject to adjustment as provided in Section 3.(c) hereof, 2,100,000 shares of the Company's common stock ("Common Stock") shall be reserved for granting Stock Options under the Plan. The maximum number of Shares available for granting Stock Options under this plan to Members of the Board who are not regular worker members shall be 150,000.

     The number of shares of Common Stock available for granting Stock Options under the Plan shall be increased by the number of shares underlying Stock Options which have lapsed, expired, been forfeited or been canceled for any reason without the issuance of shares of Common Stock (including shares which are not delivered but which are, instead, retained to satisfy the Participant's tax withholding obligations). Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from Common Stock held in the Treasury.

(b) MAXIMUM SHARES TO ANY ELIGIBLE WORKER MEMBER. Subject to adjustment as provided in Section 3.(c) hereof, no Eligible Worker Member shall receive Stock Options covering more than 100,000 shares of Common Stock in any given calendar year. Notwithstanding this limitation the Committee may grant Stock Options covering up to 500,000 shares to the Chief Executive Officer during the 12-month period following such individual's date of hire.

(c) RECAPITALIZATION ADJUSTMENT. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the Plan, and in the number and kind of shares subject to outstanding Stock Options and the option price thereof.

     In the event of a merger or consolidation of the Company with another entity following which the Company is not the surviving entity (as determined by the Committee), or in the event of a sale of all or substantially all of the assets of the Company to an unrelated third party, the Committee may cancel all outstanding Stock Options as of the date of such transaction, provided that (i) Participants are provided with reasonable advance notice of such cancellation and are given an opportunity to exercise all outstanding Stock Options prior to the effective date of such cancellation, or (ii) Participants receive a payment or other benefit that the Committee, in good faith, believes is reasonable compensation for such cancelled Stock Options.

4.   STOCK OPTIONS

The Committee may grant options that qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code or any successor statute thereto, and "Nonqualified Stock Options" which do not qualify as Incentive Stock Options (collectively "Stock Options"). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) OPTION PRICE. The option price per share with respect to each Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted, but in no event less than the par value of the Common Stock. With the exception of "recapitalization adjustments", as provided for in
     Section 3.(c) hereof, once the option price has been established it will not be changed.

     The "Fair Market Value" of a share of Common Stock, as of any date, will be the price quoted on the Nasdaq National Market at the close of the business on such date.

(b) PERIOD OF OPTION. The expiration date of each Stock Option shall be fixed by the Committee but shall be no later than the tenth anniversary of the grant date.

(c) PAYMENT. The option price shall be payable in cash or, if permitted by the Committee, by delivery of shares of Common Stock previously owned and held by the Participant for at least six months having a Fair Market Value equal to the option price. Such payment shall be made at the time the Stock Option is exercised. No shares shall be issued until full payment therefor has been made, together with satisfaction of any applicable withholding taxes. The holder of a Stock Option shall have none of the rights of a shareholder of the Company until the Stock Option is exercised and shares of Common Stock are issued in such individual's name.

(d) EXERCISE OF OPTION. The shares covered by a Stock Option may be purchased in such installments, on such exercise dates and during such periods as determined by the Committee at the time the option is granted.

(e) VESTING. The minimum vesting period will be a one-year period of service with the Company following the date the Stock Option is granted. The Committee may condition exercisability of a Stock Option over a longer specified period of service with the Company.

(f)     TERMINATION  OF  MEMBERSHIP.   Upon  the  termination  of  a
     Participant's membership or service on the Board, as applicable, for any reason other than retirement, death, disability or cause, any portion of a Stock Option that is not exercisable on such termination date shall expire and be permanently forfeited unless otherwise determined by the Committee at the time of grant. The Participant may exercise the portion of the Stock Option that is exercisable on such termination date within the time period, if any, determined by the Committee at the time of grant, but in no event later than the expiration date of the Stock Option. If a Participant's membership is terminated for cause, as defined by the Committee, the Committee may provide that all vested and unvested rights under the Stock Option shall expire upon receipt of the notice of such termination.

(g) RETIREMENT. Upon a Participant's retirement (as defined below), all shares subject to outstanding Stock Options held by such Participant shall become immediately exercisable. Following retirement, the Participant may exercise any outstanding Stock Options within the time period, if any, determined by the Committee at the time of grant, but not later than the expiration date of the Stock Option. Any portion of a Stock Option that is not exercised during such time period shall expire at the end of such period and may not be exercised thereafter. Unless determined otherwise by the Committee, "retirement" shall mean termination of a Participant's membership after attainment of (i) age 55 and 10 years of service with the Company, or (ii) age 65. The Committee shall determine whether termination of service on the Board constitutes a retirement for purposes of the Plan.

(h) DEATH. Upon the death of a Participant, all shares subject to outstanding Stock Options held by such Participant shall become immediately exercisable. Following the Participant's death, his or her legal representative may exercise any outstanding Stock Options within the time period, if any, determined by the Committee at the time of grant, but not later than the expiration date of the Stock Option. Any portion of a Stock Option that is not exercised during such time period shall expire at the end of such period and may no longer be exercised.

(i) DISABILITY. Upon termination of membership or service on the Board, as applicable, by reason of a Participant's disability (as defined by the Committee), all shares subject to outstanding Stock Options held by such Participant shall become immediately exercisable. Following termination for disability, the Participant may exercise any outstanding Stock Options within the time period, if any, determined by the Committee at the time of grant, but not later than the expiration date of the Stock Option. Any portion of a Stock Option that is not exercised during such time period shall expire at the end of such period and may no longer be exercised.

(j) CHANGE OF CONTROL. Notwithstanding anything in the Plan to the contrary any Stock Option outstanding but not yet exercisable will become exercisable upon a change in control of the Company, as defined by the Committee.

(k) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Worker Member Incentive Stock Options that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

(l) COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to sell or issue any shares pursuant to any Stock Option unless the shares with respect to which the option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws.


5.   DISCONTINUANCE OR AMENDMENT OF THE PLAN

The Board of Directors may discontinue or amend the Plan at any time; provided, however, subject to Section 3, no such discontinuance or amendment shall materially adversely affect any outstanding Stock Options; provided further, that the Board may not amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation. No Stock Options shall be granted under the Plan after December 31, 2006.

6.   NONTRANSFERABILITY

Stock Options granted under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that a Participant who receives a Stock Option under the Plan has the right to exercise such Stock Option, the Stock Option may be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee Chairman, in such individual's sole discretion, may permit a Participant to transfer Nonqualified Stock Options granted under the Plan to a member of the Participant's family, to a trust for the benefit of the Participant or members of the Participant's family or to a partnership or limited liability company, the partners or members of whom are the Participant or members of the Participant's family.

7.   NO RIGHT OF MEMBERSHIP

The Plan and the Stock Options granted hereunder shall not confer upon any Eligible Worker Member the right to continued membership with the Company, its subsidiaries and its affiliates or affect in any way the right of such entities to terminate the membership of an Eligible Worker Member at any time and for any reason.

8.   TAXES

The Company shall be entitled to withhold the amount necessary to satisfy the federal, state and local withholding requirements attributable to any option granted, any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable. If the Committee permits this obligation to be met using shares deliverable under the Plan, the Company will only withhold the number of shares necessary to satisfy its withholding obligations at the minimum statutory tax rate. Alternatively, the Committee may require the grantee to remit an amount in cash or in Common Stock to satisfy such tax withholding requirements. If the Participant tenders shares of previously owned Common Stock to satisfy tax withholding, such shares may not have a Fair Market Value in excess of the Company's withholding obligation at the minimum statutory tax rate unless such Common Stock has been held by the Participant at least six months.

9.   WRITTEN AGREEMENTS

Each award of Stock Options shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain such restrictions, terms and conditions as the Committee may require.

10.   SHAREHOLDER APPROVAL

This amendment and restatement of the Plan is subject to and contingent upon approval of the shareholders of the Company.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            WOODWARD GOVERNOR COMPANY

                                JANUARY 23, 2002


                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call 1-888-266-6788 toll-free and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.proxyvoting.com/wgov and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS ______________________

Please Detach and Mail in the Envelope Provided

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

_X_ PLEASE MARK VOTES
   AS IN THIS EXAMPLE


1.  ELECTION OF DIRECTORS __ For   __ Withhold   __ For all Except

             01 John A. Halbrook
             02 Rodney O'Neal
             03 Michael T. Yonker

INSTRUCTIONS:       To withhold authority to vote for any individual nominee,
                    mark the "For All Except" box and strike a line through the nominee's name in the list provided above. Your shares will be voted for the remaining nominees.

2.  APPROVAL OF THE WOODWARD GOVERNOR COMPANY 2002 STOCK OPTION PLAN

    ___ For     ___ Against     ___ Abstain

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


A majority of said attorneys or proxies who are present at the meeting shall have, and may exercise, all of the powers of all said attorneys or proxies hereunder.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.


Signature________________ Signature if held jointly ______________ Dated _______

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY                                                                      PROXY


                            WOODWARD GOVERNOR COMPANY

         Proxy for Annual Meeting of the Shareholders - January 23, 2002
                       Solicited by the Board of Directors

The undersigned hereby appoints J. Grant Beadle, Vern H. Cassens and John A. Halbrook, as the undersigned's proxies, with full power of substitution, to represent and to vote, as designated on the reverse side, all the undersigned's common stock in the Woodward Governor Company at the Annual Meeting of Shareholders to be held on Wednesday, January 23, 2002, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES ON ALL MATTERS. THE BOARD FAVORS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" APPROVAL OF THE WOODWARD GOVERNOR COMPANY 2002 STOCK OPTION PLAN.